Exhibit 10.5
NationsHealth, Inc.
2005 Long-Term Incentive Plan
Restricted Stock Unit Agreement
     NATIONSHEALTH, INC., a Delaware corporation (the “Company”), hereby grants to the Participant named below Restricted Stock Units with respect to shares of its common stock (the “Shares”). The terms and conditions of this award of Restricted Stock Units are set forth in this Restricted Stock Unit Agreement (the “Agreement”), and in the NationsHealth, Inc. 2005 Long-Term Incentive Plan (the “Plan”).

Date of Award Participant’s Name	____________ , 20 ___ __________________ SSN __________________
Number of Restricted Stock Units	_______________ Restricted Stock Units. For each vested Restricted Stock Unit, the Participant shall receive:

Cash equal to the Fair Market Value of one Share (determined as of the date that the Restricted Stock Unit becomes vested).

One Share.

Vesting Conditions (Check applicable box(es))	_______________ Restricted Stock Units shall vest upon achievement of the Performance Objectives listed below.

_______________ Restricted Stock Units shall vest according to the Vesting Schedule below.

Performance Objectives (Subject to Section 4.3 of the Plan)	__________________________________________________________________________________________
 __________________________________________________________________________________________
__________________________________________________________________________________________
__________________________________________________________________________________________.

Vesting Schedule	Date	Percent Vested*	Date	Percent Vested*

	__________________	__________________%	__________________	__________________%
	__________________	__________________%	__________________	__________________%
	__________________	__________________%	__________________	__________________%
     • “Percent Vested” refers to the percentage of the Award with respect to which the restrictions have ended.

Dividends	The Participant _________ is / _________ is not eligible to receive payments equivalent to dividends or other distributions with respect to the Shares underlying Restricted Stock Units. Such payments (if the Participant is eligible to receive them) shall:

be subject to forfeiture until the vesting date of the Restricted Stock Units with respect to which the payments are made.

be unrestricted and paid as soon as practicable after the dividend or distribution date.

     My signature at the end of this Agreement indicates that I understand and agree to the terms and conditions set forth in this Agreement and the Plan. Initials: ______ Date: ____________

NationsHealth, Inc.
2005 Long-Term Incentive Plan
Restricted Stock Unit Agreement
Restricted Stock Unit Agreement
     This Agreement evidences an award of Restricted Stock Units under the NationsHealth, Inc. 2005 Long-Term Incentive Plan. The name of the recipient, the number of Restricted Stock Units, and other variable terms are set forth in the cover page, which is part of this Agreement. The words “you,” “your,” and similar terms refer to the Participant to whom this Restricted Stock is awarded.
The Restricted Stock Units are subject to the following terms and conditions:

Definitions and the Plan	All capitalized terms that are not otherwise defined in this Agreement have the meanings set forth in the Plan, the text of which is incorporated into this Agreement by reference. In case of any conflict between this Agreement and the Plan, the terms of the Plan shall control.

Number of Restricted Stock Units	This Agreement entitles you to the number of Restricted Stock Units set forth in the cover page. Each Restricted Stock Unit has a value equal to the Fair Market Value of one Share.

The number of Restricted Stock Units may be adjusted to reflect a stock split or other corporate transaction or event, in the sole discretion of the Committee.

Period of Restriction	The Restricted Stock Units (i.e., your rights to receive Shares or cash) are subject to forfeiture until the Restricted Stock Units vest.

• With respect to each Restricted Stock Unit, the period from the Date of Award until the Restricted Stock Unit vests is referred to as the Period of Restriction. The cover page indicates whether the Restricted Stock Units vest (i) upon achievement of the Performance Objectives set forth in the cover page and/or (ii) according to the Vesting Schedule set forth in the cover page.

➢ With respect to any unvested Restricted Stock Units that vest according to the Vesting Schedule set forth in the cover page, the vesting dates shown on the Vesting Schedule shall be delayed by the number of days of any leave of absence, except as otherwise required by law.

➢ With respect to any Restricted Stock Units that vest upon achievement of Performance Objectives, the Restricted Stock Units shall not vest until the Committee certifies in writing that the applicable Performance Objectives and other material terms of the Agreement have been satisfied.

• In addition, the Restricted Stock Units shall vest in the event of your disability or a change in control of the Company to the extent that accelerated vesting of Restricted Stock Units upon these events is specifically provided for in a separate written agreement between you and the Company.

Vesting and Payment	When any Restricted Stock Units vest, the Shares or cash represented by the vested Restricted Stock Units shall be delivered to you as soon as practicable after the applicable vesting criteria are satisfied (as certified by the Committee in writing, with respect to Performance Objectives). Subject to the Restrictions on Delivery and Resale set forth below, Shares or cash shall be delivered no later than 2 1/2 months after the end of the Tax Year in which the Period of Restriction ends.

NationsHealth, Inc.
2005 Long-Term Incentive Plan
Restricted Stock Unit Agreement

Forfeiture	If (i) your Termination of Service occurs before some or all of your Restricted Stock Units vest, or (ii) Performance Objectives with respect to any Restricted Stock Units are not satisfied before the end of the period during which such Performance Objectives must be achieved, the unvested Restricted Stock Units shall be forfeited.

Shareholder Rights and Dividends	• This Agreement does not give you any rights of a stockholder. However, if the Restricted Stock Units are settled in Shares, you will gain stockholder rights when Shares are transferred to you.

• You are eligible to receive payments equivalent to dividends or other distributions with respect to Restricted Stock Units underlying Shares only if so indicated in the cover page. As indicated in the cover page, any such payments shall be either (i) subject to forfeiture until the applicable Restricted Stock Units vest, or (ii) distributed as soon as practicable after the dividend or distribution date. Such payments shall be made no later than 2 1/2 months after the Tax Year in which the payments cease to be subject to forfeiture or the Tax Year in which the dividend or distribution date occurs, whichever ends later.

Withholding	If you received the Restricted Stock Units as an employee, the Company ordinarily must withhold income and employment taxes when it pays cash or delivers Shares following a Period of Restriction.

• If the Restricted Stock Units are settled in cash, the Company will withhold an amount sufficient to satisfy all withholding obligations.

• If the Restricted Stock Units are settled in Shares, the Company may either (i) require you to remit to the Company cash and/or Shares in an amount sufficient to satisfy all withholding obligations, or (ii) upon your request and with approval from the Committee, reduce the number of Shares deliverable to you by a number sufficient to cover all withholding obligations.

As set forth in Section 10.7(a) of the Plan, you remain responsible at all times for paying any federal, state, and local income and employment taxes with respect to this Award. NationsHealth is not responsible for any liability or penalty that you incur by failing to make timely payments of tax.

Nontransferability	Unless the Committee determines otherwise, you may not transfer the Restricted Stock Units awarded under this Agreement.

Restrictions on Delivery and Resale	• Following a Period of Restriction, Shares shall not be delivered (if this Award is to be settled in Shares) and you may not sell any Shares awarded under this Agreement at a time when delivery or sale of the Shares would be prohibited under Applicable Laws.

• As set forth in Section 10.5 of the Plan, the Period of Restriction shall not end and Shares or cash shall not be delivered until (i) all conditions of the Award have been met to the satisfaction of the Committee, (ii) all other legal matters in connection with ending the Period of Restriction and delivering the Shares or cash have been satisfied, and (iii) you have executed and delivered all representations and agreements as are necessary and appropriate to satisfy the requirements of any Applicable Laws.

• As set forth in Section 10.6 of the Plan, the Company shall not be liable for any delay caused by the inability to obtain regulatory authority that it deems necessary to end the Period of Restriction or deliver Shares or cash.

NationsHealth, Inc.
2005 Long-Term Incentive Plan
Restricted Stock Unit Agreement

Lock-up Provision	If the Company proposes to make a public offering of Shares, the Company or an underwriter might request that you not sell or otherwise dispose (directly or indirectly) of Shares delivered under this Agreement (if any) for a reasonable period (not to exceed 180 days) after the offering. Your right to any Shares received under this Agreement is contingent on your agreeing to comply with such a request.

Notices	• Any notice from you to the Company must be in writing and shall be deemed effective when it is received by the Secretary of the Company at the Company’s principal office.
• Any notice from the Company to you must be in writing and shall be deemed effective when it is personally delivered to you or when it is deposited in the U.S. Mail, with postage and fees prepaid.

Not an Employment Contract	This Agreement is not an employment agreement and does not give you any right to continued employment (or other service relationship) with the Company or an Affiliate. Unless provided otherwise in a written agreement between you and the Company or an Affiliate, your employment (or other service relationship) is “at-will” and may be terminated at any time and for any reason.

Amendment and Termination	This Agreement may be amended or terminated by mutual agreement, in writing, signed by you and the Company. To the extent required to comply with an Applicable Law or accounting principle, this Agreement may be amended by the Company without your consent. In addition, as set forth in Section 11.5 of the Plan, the Committee reserves the right to adjust the terms of this Agreement in connection with any unusual or nonrecurring events affecting the Company or an Affiliate. By way of example, the Company may respond to an unusual or nonrecurring event by delaying the time when Shares will be delivered.

Governing Law	As set forth in Section 12.2 of the Plan, this Agreement shall be governed by and interpreted in accordance with Delaware law (without regard to any principles of Delaware law that might direct resolution to the laws of a different jurisdiction).

Severability	As set forth in Section 12.5 of the Plan, any provision in this Agreement that is determined to be unenforceable shall be construed or deemed to be amended to resolve the applicable infirmity, unless the Committee determines that the infirmity cannot be resolved without materially changing the Agreement, in which case the provision shall be stricken (as it applies in the jurisdiction where it is invalid) and the remainder of Agreement shall remain in effect.

Waiver	The waiver by you or the Company of any provision of this Agreement at any time or for any purpose shall not operate as or be construed to be a waiver of the same or any other provision of this Agreement at any subsequent time or for any other purpose.

Interpretation and Construction	This Agreement shall be construed and interpreted by the Committee, in its sole discretion. Any interpretation or other determination by the Committee (including without limitation correction of any defect or omission and reconciliation of any inconsistency in the Agreement or the Plan) shall be binding and conclusive.

Headings	The headings in this Agreement are provided solely as a convenience to facilitate reference. The headings shall not be relevant for purposes of construing or interpreting any part of this Agreement.

NationsHealth, Inc.
2005 Long-Term Incentive Plan
Restricted Stock Unit Agreement

Entire Understanding	This Agreement and the Plan constitute the entire understanding between you and the Company regarding this Option. Any prior agreements, commitments, or negotiations concerning this Option are superseded.

NationsHealth, Inc.
By: ________________________________

Title: ________________________________

     I have read this Agreement and the Plan, and I understand and agree to their terms and conditions.

______________________________ Participant’s Signature ______________________________ Participant’s Name (please print)